Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of TRC Companies, Inc., a Delaware corporation (the Company), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2013 (the Form 10-Q) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 6, 2013

/s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Chief Financial Officer